Exhibit 10.18

EURONET WORLDWIDE, INC.
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
INTRODUCTION

1.01 Purpose. The Euronet Worldwide, Inc. Employee Stock Purchase Plan (the Plan) is intended to provide a method whereby employees of Euronet Worldwide Inc. (the Company) and its Eligible Subsidiary Companies (as defined below) will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company.

1.02 Rules of Interpretation. It is the intention of the Company to have the Plan qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the Code). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II
DEFINITIONS

2.01 Board shall mean the Board of Directors of the Company.

2.02 Compensation shall mean the gross cash compensation (including, wage, salary and overtime earnings) paid by the Company or any Eligible Subsidiary Company to a participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation paid in a form other than cash.

2.03 Committee shall mean the individuals described in Article XI.

2.04 Eligible Subsidiary Company shall mean each Subsidiary Company the employees of which are entitled to participate in the Plan, as listed or referred to on Schedule 2.04 hereto, subject to the discretion of the Board or the Plan Representative at any time and from time to time to approve changes the designations within Schedule 2.04 from among a group consisting of Subsidiary Companies.

2.05 Employee shall mean any person employed by the Company or any Eligible Subsidiary Company, including any full-time, part-time or temporary employee.

2.06 Fair Market Value shall mean as of any date, the value of Common Stock of the Company determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported by a source the Company deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported by a source the Company deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

2.07 Plan Representative shall mean any person designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to participation in the Plan.

2.08 Subsidiary Company shall mean any present or future corporation which is or becomes a Subsidiary Company of the Company as that term is defined in Section 424 of the Code.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.01 Initial Eligibility. Each Employee who shall have completed three consecutive months of employment with the Company or any corporation or entity acquired by the Company or any Eligible Subsidiary Company and shall be employed by the Company or any Eligible Subsidiary Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in Offerings (as defined below) under the Plan which commence after such three-month period has concluded. Persons who are not Employees shall not be eligible to participate in the Plan.

3.02 Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option to purchase shares of Common Stock under the Plan:

(a) if, immediately after the grant, such Employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

(b) which permits such Employee's rights to purchase stock under all employee stock purchase plans (as that term is defined in Section 423(b) of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

3.03 Commencement of Participation. An eligible Employee may become a participant by completing an enrollment form provided by the Company and filing the completed form with the Plan Representative on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the next following Offering (as such terms are defined below), unless a later time for submission of the form is set by the Committee for all eligible Employees with respect to a given Offering Period. Payroll deductions for a participant shall commence on the next following Offering Commencement Date after the Employee's authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the participant's earlier termination of participation in the Plan. Each participant in the Plan shall be deemed to continue participation until termination of the Plan or such participant's earlier termination of participation in the Plan pursuant to Article VIII below.

ARTICLE IV
STOCK SUBJECT TO THE PLAN AND OFFERINGS

4.01 Stock Subject to the Plan. Subject to the provisions of Section 12.04 of the Plan, the Board shall reserve for issuance under the Plan an aggregate of one million (1,000,000) shares of the Company's common stock (the Common Stock), which shares shall be authorized but unissued shares of Common Stock. If, on a given Offering Termination Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform manner as shall be practicable and as it shall determine to be equitable. The Board may from time to time reserve additional shares of authorized and unissued Common Stock for issuance pursuant to the Plan; provided, however, that at no time shall the number of shares of Common Stock reserved be greater than permitted by applicable law.

4.02 Offerings. The Plan shall be implemented by a series of Offerings of the Company's Common Stock (the Offerings) of three (3) months duration, with new Offerings commencing on or about January 1, April 1, July 1 and October 1 of each year (or at such other dates as the Committee shall determine). The first day of each Offering shall be deemed the Offering Commencement Date and the last day the Offering Termination Date for such Offering. The Committee shall have the power to change the duration and/or the frequency of future Offerings without stockholder approval if such change is announced at least five (5) days prior to the beginning of the first Offering to be affected and the duration of such Offering does not exceed twenty-seven (27) months. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted options to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The Plan shall continue until terminated in accordance with Section 12.05.

ARTICLE V
PAYROLL DEDUCTIONS AND SUBSCRIPTIONS

5.01 Amount of Deduction. The enrollment form described in Section 3.03 will permit a participant to elect during each Offering (except an Offering from which the participant has withdrawn in accordance with Section 8.02) payroll deductions to occur in an amount determined by the participant. In addition, for each Eligible Subsidiary Company that establishes a sub-plan pursuant to Section 11.04(b), the Plan Representative may in its discretion permit employees of the Eligible Subsidiary Company to subscribe to pay the Company a fixed dollar amount in one payments completed on or before the Offering Termination Date. In all cases, the amount of each participant's payroll deductions or subscriptions may be limited in order to comply with the requirements of Section 3.02(b).

5.02 Participant's Account. All payroll deductions and payments made for or by a participant pursuant to Section 5.01 shall be credited to an account established for such participant under the Plan.

5.03 Changes in Payroll Deductions and Payments. A participant may reduce or increase future payroll deductions or payments made pursuant to Section 5.01 by filing with the Plan Representative a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions or payments pursuant to Section 5.01 will be the next Offering Commencement Date that both succeeds processing of the change form and involves an Offering in which the participant is eligible to participate, taking into account any suspension of participation that Section 8.02 requires. A participant's changed enrollment election pursuant to Section 5.01 shall remain in effect for successive Offerings unless terminated as provided in Section 8.01.

ARTICLE VI
GRANTING OF OPTION

6.01 Number of Option Shares. On or prior to the Offering Commencement Date, the Committee shall specify a maximum number of shares of Common Stock that may be purchased by each participant during the Offering subject to any adjustment pursuant to Section 12.04, the limitations of Section 3.02(b) and 4.01, and any suspensions of participation pursuant to Section 8.02. For each Offering the maximum number of shares which may be purchased by each participant during the Offering shall not exceed 3,000 shares (subject to the discretion of the Plan Representative to increase or decrease this limit on a prospective basis, through advance written notice to Plan participants).

6.02 Offering Price. The option price of Common Stock purchased with payroll deductions made during any Offering (the Offering Price) for a participant therein shall be the lesser of:

(a) 85% of the Fair Market Value of the shares of Common Stock on the Offering Commencement Date, or

(b) 85% of the Fair Market Value of the shares of Common Stock on the Offering Termination Date.

ARTICLE VII
EXERCISE OF OPTION

7.01 Automatic Exercise. Each Plan participant's option for the purchase of stock with payroll deductions (or payments pursuant to Section 5.01) made during any Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of shares of Common Stock which the accumulated payroll deductions and payments pursuant to Section 5.01 in the participant's account at the time will purchase at the applicable Offering Price (but not in excess of the number of shares for which outstanding options have been granted to the participant pursuant to Section 6.01).

7.02 Withdrawal of Account. No participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions (and contributions pursuant to Section 5.01) in his or her account; provided, however, that a participant's accumulated payroll deductions (and contributions pursuant to Section 5.01) shall be refunded to the participant as and to the extent specified in Section 8.01 below upon termination of such participant's participation in the Plan.

7.03 Fractional Shares. Fractional shares of Common Stock may be issued under the Plan.

7.04 Exercise of Options. During a participant's lifetime, options held by such participant shall be exercisable only by such participant.

7.05 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant in such Offering, as appropriate, the shares of Common Stock purchased therein upon exercise of such participant's option. The Company may deliver such shares in certificated or book entry form, at the Company's sole election.

7.06 Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of Section 423 of the Code. A participant will not obtain the benefits of this provision if such participant disposes of shares of Common Stock acquired pursuant to the Plan within two (2) years from the Offering Commencement Date or within one (1) year from the date such Common Stock is purchased by the participant, whichever is later. In addition, the Committee may, in its discretion, require as a condition to the sale of any shares of Common Stock credited to a Participant's brokerage or other account under the Plan (i) such conditions as it may deem necessary to assure that such sale of shares of Common Stock is in compliance with applicable securities laws and (ii) a minimum holding period (not to exceed one year) following the purchase of shares of Common Stock before such shares credited to the Participant's brokerage or other account under the Plan may be sold or otherwise transferred, provided that such holding period, if any, shall not apply to shares of Common Stock credited to the brokerage or other account under the Plan of a Participant who has terminated employment on account of death or disability.

ARTICLE VIII
WITHDRAWAL

8.01 In General. A participant may stop participating in the Plan at any time by giving written notice to the Plan Representative. Upon processing of any such written notice, no further payroll deductions will be made from the participant's Compensation during such Offering or thereafter, unless and until such participant elects to resume participation in the Plan, in accordance with Section 8.02 hereof, by providing written notice to the Plan Representative pursuant to Section 3.03 above. Such participant's payroll deductions and payments accumulated pursuant to Section 5.01 prior to processing of such notice shall be applied toward purchasing shares of Common Stock in the then-current Offering as provided in Section 7.01 above. Any cash balance remaining after the purchase of shares in such Offering shall be refunded promptly to such participant.

8.02 Effect on Subsequent Participation. A participant's withdrawal from an Offering pursuant to Section 8.01 (including as a deemed withdrawal a participant's failure to make all subscription payments required pursuant to Section 5.01 on or before an Offering Termination Date) will result in the participant's suspension from Plan participation for the remaining of the Offering. The participant's suspension will not thereafter have any effect upon such participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company and for which such participant is otherwise eligible.

8.03 Termination of Employment. Upon termination of a participant's employment with the Company or any Eligible Subsidiary Company (as the case may be) for any reason, including retirement or death, then -

(i) any shares that the Company or the Plan holds for the participant pursuant to the Plan will be issued and delivered to the participant (or the participant's estate in the event the participant is deceased) unless the Plan Representative determines in its discretion that the participant has before such employment termination date provided directions (in a form and manner acceptable to the Plan Representative) that are sufficient and timely to permit a transfer of such shares within the thirty-day period following the participant's termination of employment; and

(ii) the participant's payroll deductions and contributions accumulated pursuant to Section 5.01 prior to such termination, if any, shall be refunded to him or her, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.01, and his or her participation in the Plan shall be deemed to be terminated.

8.04 Hardship Withdrawal. Hardship distributions may be made without suspension of a participant's right to re-enroll in a future Offering (as otherwise required under Section 8.02). A participant will be considered to have a hardship if a distribution is necessary to pay --

•
any of the following expenses with respect to the participant, the participant's spouse or significant other, or a member of the participant's immediate family: uninsured medical expenses, or tuition or related expenses for the next 12 months of post-secondary education,

•	expenses associated with the purchase of the participant's principal residence,

•	the costs necessary to avoid foreclosure or eviction from the participant's principal residence,

•	any amount the participant requests within 90 days following the death of the participant's spouse or significant other, or

•	any amount the participant's designated beneficiary requests within 90 days following the death of the participant.

ARTICLE IX
INTEREST

9.01 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of or distributed to any participant Employee.

ARTICLE X
STOCK

10.01 Participant's Interest in Option Stock. No participant will have any interest in shares of Common Stock covered by any option held by such participant until such option has been exercised as provided in Section 7.01 above.

10.02 Registration of Stock. Shares of Common Stock purchased by a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Representative prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.03 Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of such option shall have been duly listed, upon official notice of issuance, upon a stock exchange or market, and that either:

(a) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

(b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

ARTICLE XI
ADMINISTRATION

11.01 Appointment of Committee. The Board shall appoint a committee (the Committee) to administer the Plan, which shall consist solely of no fewer than three non-employee directors (as defined in Rule 16b-3(a)(3) promulgated under the Securities Act of 1933, as amended).

11.02 Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provision of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination of the foregoing matters shall be conclusive. Without regard to whether any participant rights may be considered to have been adversely affected, the Committee shall be entitled to limit the frequency and/or number of changes in the amount withheld during an Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

11.03 Rules Governing the Administration of the Committee. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its chairman, shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings. All determinations of the Committee shall be made by a majority of its members. A decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

11.04 Rules For Foreign Jurisdictions And Non-423 Plan.

(a) Local Rules and Procedures. The Company may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Company is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

(b) Sub-Plans. The Company may also adopt sub-plans applicable to particular Subsidiary Companies or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-

plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. Schedule 11.04(b) hereto designates all Subsidiary Companies that are establishing sub-plans as of the Effective Date. These Subsidiary Companies are becoming Eligible Subsidiary Companies as of the Effective Date for all purposes of the Plan except they are not adopting the Plan pursuant to Code section 423 and are therefore outside its scope.

ARTICLE XII
MISCELLANEOUS

12.01 Designation of Beneficiary. A participant may file with the Plan Representative a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan upon the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Representative. Upon the death of a participant and receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, and subject to Article VIII above concerning withdrawal from the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the death of a participant lacking a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of the participant, in each case without any further liability of the Company whatsoever under or relating to the Plan. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to the participant under the Plan.

12.02 Transferability. Neither payroll deductions or payments credited to any participant's account pursuant to Section 5.01 nor any option or rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.01.

12.03 Use of Funds. All payroll deductions and payments received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

12.04 Adjustment Upon Changes in Capitalization.

(a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the Offering Price or Prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No such adjustments shall be made for or in respect of stock dividends. For purposes of this paragraph, any distribution of shares of Common Stock to shareholders in an amount aggregating 20% or more of the outstanding shares of Common Stock shall be deemed a stock split, and any distribution of shares aggregating less than 20% of the outstanding shares of Common Stock shall be deemed a stock dividend.

(b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or capital stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination

Date, upon the exercise of such option, for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which each such holder of any such option might hereafter be entitled to receive.

12.05 Amendment and Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 12.04, no such termination can affect options previously granted, provided that an Offering may be terminated by the Board on any Offering Termination Date if the Board determinates that the termination of the Offering or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 12.04 and this Section 12.05, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Offering Price for any Offering, including an Offering underway at the time of the change in the Offering;

(ii) shortening any Offering so that Offering ends on a new Offering Termination Date, including an Offering underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any participants.

12.06 Effective Date. The Plan originally became effective as of February 1, 2003 and was most recently approved by the shareholders of the Company on May 18, 2011. This amended and restated Plan is effective as of January 1, 2016.

12.07 No Employment Rights. The Plan does not, directly or indirectly, create in any person any right with respect to continuation of employment by the Company or any Subsidiary Company, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary Company's right to terminate, or otherwise modify, any employee's employment at any time.

12.08 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

12.09 Governing Law. The law of the State of Delaware will govern all matters relating to this Plan except to the extent superseded by the federal laws of the United States.

Schedule 2.04 to
Euronet Worldwide Inc. Employee Stock Purchase Plan

Eligible Subsidiary Companies

1. Euronet USA Inc.
2. PaySpot, Inc.
3. Continental Exchange Solutions, Inc.
4. RIA Telecommunications of New York, Inc.
5. RIA Envia, Inc.
6. Telecomnet, Inc.
7. Continental Payment Solutions, Inc.
8. EFT Americas, Inc.
9. Euronet Pakistan Holdings Inc.

Schedule 11.04(b) to
Euronet Worldwide Inc. Employee Stock Purchase Plan

Eligible Subsidiary Companies

Adopting Sub-Plans:

1. transact Elektronische Zahlungssysteme GmbH
2. RIA Telecommunications of Canada Inc.
3. RIA de la Hispaniola, C.porA
4. RIA Payment Institution EP, S.A.U.
5. Euronet Services Kft.
6. Euronet Banktechnikai Szolgaltato Kft
7. Euronet Polska Spółka z o.o.
8. Euronet Services S.R.L.
9. EFT Services Holding B.V.
10. epay Ltd.
11. Gescoro Inc
12. epay Australia Pty. Ltd.
13. RIA Financial Services Ltd.
14. Euronet Services India Pvt. Ltd.
15. ATX Software Limited
16. RIA Envia Financial Services GmbH
17. epay New Zealand Ltd.
18. Euronet Services Slovakia, spol. s r. o
19. e-pay Holdings Ltd.
20. epay Australia Holdings Pty. Ltd.
21. Delta Euronet GmbH
22. RIA Italia S.R.L.
23. Euronet Business Holdings S.L.U.
24. Euronet Movilcarga S.L.
25. Euronet Telerecarga S.L.U.
26. Euronet Services LLC
27. RIA Financial Services AG
28. RIA Financial Services Australia Pty. Ltd.
29. Euronet Asia Holdings Limited
30. EWI Foreign Holdings Limited
31. Euronet Card Services S.A.
32. Euronet Middle East W.L.L.
33. Euronet Software UK Ltd
34. Euronet Pay & Transaction Services S.R.L.
35. RIA France SAS
36. RIA Spain Holdings S.L.U.
37. Euronet Elektronik İşlem Hizmetleri Limited Şirketi
38. RIA Financial Services New Zealand Ltd.
39. RIA Envia Financial Services Belgium SPRL
40. RIA de Centroamérica, S.A. de C.V.
41. Euronet Prepaid Hellas Ltd.
42. RIA Financial Services Puerto Rico, Inc.
43. Euronet 360 Finance Ltd.

44. Euronet Payment Services Ltd.
45. RIA Money Transfer Services Pvt. Ltd.
46. Euronet Middle East, Africa & Pakistan LLC
47. RIA Netherlands Holding B.V.
48. Telecom Net S.A. Logistica Digital
49. RIA Financial Services Sweden AB
50. RIA Financial Services Ireland Ltd.
51. Pure Commerce Pty Limited
52. Pure Commerce Japan Pty Ltd
53. HiFX Australia Pty Ltd
54. Ria Chile Servicios Financieros SpA
55. epay (Shanghai) Technology Development Co., Ltd. d.b.a. epay China
56. RIA Financial Services, Denmark ApS
57. cadooz GmbH
58. cadooz rewards GmbH
59. RIA Deutschland GmbH
60. Pure-Commerce Ltd
61. Pure Commerce Korea YH
62. Euronet Services Malaysia Sdn. Bhd.
63. Ria Money Transfer, S.A. de C.V.
64. RIA Netherlands Holding B.V.
65. HiFX Limited
66. DFX Limited
67. Currency Online Limited
68. RIA Financial Services Norway AS
69. Euronet Pakistan (Pvt.) Limited
70. Pure Commerce (S) Pte. Ltd.
71. Pure Commerce Shared Service Pte. Ltd.
72. Pure Processing Pte. Ltd.
73. RIA Financial Services AG
74. epay Digital Middle East FZ-LLC
75. Universal Solution Providers FZ-LLC
76. Euronet (London) UK Holdings Limited
77. HiFM Holdings Limited
78. HiFM Limited
79. HiFX Europe Ltd
80. EIM (FX) Limited
81. TBK (FM) Limited
82. HiFX Developments Limited
83. HiFX Products Limited
84. HiFX Foreign Exchange Limited
85. 121 Payments Limited
86. HiFX Mortgage Services Limited
87. HiFX Insurance Services Limited
88. Currency Online Limited
89. ATX Middle East FZC
90. XE.com Inc.
91. XE Money Transfers Inc.
92. X-Rates.com Inc.